CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No.s 333-168162 and 333-161679) on Form S-8 of White Mountain Titanium Corporation of our report dated March 17, 2011, with respect to the consolidated financial statements of White Mountain Titanium Corporation included in the annual report on Form 10-K of White Mountain Titanium Corporation for the year ended December 31, 2010.

/s/ “Smythe Ratcliffe LLP”

Chartered Accountants

Vancouver, Canada
March 17, 2011